UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  August 27, 2007

TAGALDER GLOBAL INVESTMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50141	98-0436982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8F No. 211 Johnston Road Wanchai, Hong Kong
(Address of principal executive offices)
c/o First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong (former address)

Registrant’s telephone number, including area code:  852-2836-6202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

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CURRENT REPORT ON FORM 8-K

TAGALDER GLOBAL INVESTMENT, INC.

TABLE OF CONTENTS

Page

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

1

SHARE EXCHANGE

1

DESCRIPTION OF THE COMPANY

2

DESCRIPTION OF OUR BUSINESS

3

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

15

DESCRIPTION OF PROPERTY

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

23

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

24

EXECUTIVE COMPENSATION

26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE  27

DESCRIPTION OF SECURITIES

28

MARKET PRICE AND DIVIDENDS ON COMMON STOCK

29

LEGAL PROCEEDINGS

29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

29

INDEMNIFICATION OF DIRECTORS AND OFFICERS

29

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

30

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

30

SIGNATURES

31

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ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE

The Share Exchange.

On July 2, 2007, the Registrant entered into an Agreement for Share Exchange (the “Exchange Agreement”) with Canpera, Inc., a British Virgin Islands corporation (“Canpera”), and the shareholders of Canpera (the “Shareholders”). On July 26, 2007, the parties entered into an Amended Agreement for Share Exchange (the “Amended Exchange Agreement”), amending the terms of the Exchange Agreement. Pursuant to the terms of the Amended Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in Canpera to the Registrant in exchange for the issuance of an aggregate of 1,750,000 shares of the Registrant’s common stock to the Shareholders, thereby causing Canpera to become a wholly-owned subsidiary of the Registrant (the “Share Exchange”).

 Upon closing of the Share Exchange on August 27, 2007, the Shareholders of Canpera delivered all of their equity capital in Canpera to the Registrant in exchange for 1,750,000 shares of common stock in the Registrant.  The Share Exchange resulted in Canpera, and Canpera’s operating subsidiary, Newsgroup International Limited, a Hong Kong Corporation (“Newsgroup”) becoming wholly owned subsidiaries of the Registrant.

Pursuant to the terms of the Amended Exchange Agreement, at closing, the Shareholders of Canpera received 175,000 shares of the Registrant’s common stock for each issued and outstanding share of Canpera.  As a result, at closing the Registrant issued 1,750,000 shares of its common stock to the former Shareholders of Canpera, in exchange for 100% of the issued and outstanding capital stock of Canpera. The shares issued pursuant to the Share Exchange represent approximately 20% of the Registrant’s common stock following the closing of the Share Exchange.

In addition to the transfer of an aggregate of 1,750,000 shares to the Shareholders, the Registrant has agreed to make royalty payments of in the amount of 6% of the annual gross revenue generated by Newsgroup to the Shareholders.  The Registrant has the right, but not the obligation, to purchase the rights to the royalty payments in the event that the Registrant is involved in subsequent rounds of financing, either public or private.  The buyout is structured in such a way that the Registrant is entitled to  purchase up to 6% of the total royalty payment in monetary increments of US $1,000,000 for each 1% of  future royalty payments purchased, up to a total of $6,000,000.00.

The shares of the Registrant’s common stock issued in connection with the Share Exchange were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1934 (the “Securities Act”), which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

Prior to the announcements by the Registrant relating to the entry into the Exchange Agreement and the Amended Exchange Agreement,  there were no material relationships between the Registrant and Canpera, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange.

At this time, the Registrant intends to carry on the business of Canpera’s subsidiary, Newsgroup as its sole line of business.  As a result of the Share Exchange, the registrant has relocated its offices to 8F No. 211 Johnston Road, Wanchai, Hong Kong.

Changes to the Board of Directors.

There were no changes in the officers or directors of the Registrant as a result of the Share Exchange.

Accounting Treatment.

The business combination between the Registrant and Canpera is being accounted for as a purchase transaction because the shareholders of the Registrant will continue to own the majority of the issued and outstanding shares of common stock in the Registrant immediately following the share exchange.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of the Registrant and will be recorded at the historical cost basis of the Registrant, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Registrant and Canpera, historical operations of Canpera and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  The Registrant will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange.

DESCRIPTION OF THE COMPANY

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Newsgroup, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

Corporate Structure

The Registrant was incorporated under the laws of the State of Delaware on September 14, 2004, under the name of Golden Media, Inc, as a "blind pool" or "blank check" company, whose business plan was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.  In July 2005, the Registrant changed its name to Tagalder Global Investment, Inc.  On July 26, 2007, the Registrant entered into an Amended Share Exchange Agreement, discussed in Item 2.01 above, with Canpera, to acquire all of the issued and outstanding shares of common stock of Canpera, thereby making Canpera a wholly owned subsidiary of the Registrant. Canpera in turn owns all of the issued and outstanding stock of Newsgroup, pursuant to a stock purchase by and between Canpera, Inc. and the former shareholders of Newsgroup entered into and closed on June 8, 2007.

The chart below depicts the corporate structure of the Registrant as of the date of this 8-K. As depicted below, the Registrant owns 100% of the capital stock of Canpera.  Canpera owns 100% of the capital stock of Newsgroup and has no other subsidiaries; and Newsgroup has no subsidiary.  Newsgroup was founded by Joe Lau and Mo Kan Yuen in 2002 and organized in Hong Kong on March 8, 2003.  As of August 27, 2007, the date of the closing of the Amended Share Exchange Agreement, all of the operations of the Registrant are conducted by and through Newsgroup.

Tagalder Global Investment, Inc.
100%
Canpera, Inc.
100%
Newsgroup International Ltd.

DESCRIPTION OF OUR BUSINESS

Company Overview

The Registrant, through its wholly-owned subsidiary, Newsgroup, is engaged in the operation of an intra-social internet website providing users throughout Hong Kong with access to entertainment and various mediums of communication.  As an intra-social internet website, the Company supplements its users everyday, real-life interactions with virtual interactions on the Internet. Our users communicate by voice, chat rooms, instant messages, video, webcams, pictures, and blogs.  We generate revenue by selling advertising space on our website. Our primary source of revenue is generated from the sale of electronic advertising space (aka Banner Adds).  The company’s intra-social website can be found at  http://www.newsgroup.la.

In addition to its main intra-social internet website, the Company operates the following websites under the domain name for its main website: http://www.newsgroup.com.hk; http://www.newsgroup.hk.  Additionally, under http://www.newsgroup.hk, the Company operates two additional websites: http://www.friends.newsgroup.hk, a website which provides a platform for meeting friends, and http://www.hotel.newsgroup.hk, a website which provides a platform for making hotel reservations.

The foregoing websites constitute the operational websites of the Company and are all run under the Company’s general domain name of newsgroup.  As used in this Current Form 8-K, unless specifically stated otherwise, all references to the Company’s website refer to all of the Company’s operating websites as set forth above.

Description of Industry

Market Analysis

The following discussion is a brief summary of the intra-social website market and the sources of revenue that exist within that market.

Overview of Intra-social Website Market:  An intra-social website supplements ones’ everyday, real-life interactions with virtual ones on the Internet.  Users communicate in intra-social websites by voice, chat rooms, instant messages, video, webcam, pictures and blogs.  In previous years, search oriented websites were generally the most utilized websites on the internet based upon the number of users which visited the websites; however, recently there has been an increase in the number of users visiting and utilizing intra-social websites.  While intra-social websites currently generate limited amounts of revenue, companies have seen value in these websites and have demonstrated a willingness to acquire various intra-social websites to gain access to the acquired websites’ large base of unique monthly users.

Revenue Models of Intra-social Websites: There are a number of different models that are employed by the intra-social websites to generate revenue.  The following discussion identifies some of the various revenue generating models that are utilized by the intra-social websites:

•

Acquisition Model:  This is a model where the website is designed to achieve a critical mass of users in order to attract a buyout from a large corporate body looking to increase its accessibility to online users.

•

Banner Ads:  Banner Ads are one of the most common advertising models in use today.  Under this model, a company offers advertising slots on its website which are in essence electronic billboard space where advertisers can post their respective advertisements.  Advertisers will typically pay a CPM rate (Cost of per Thousand Ads Views).  Typically, the size of the user base dictates the pricing for ad slots.

•

Corporate Rich Media:  A more modern and sophisticated way to generate revenue is sponsored rich media slots on a website.  There are 3 key ways this can be performed:

o

Music Videos/Movie Trailers etc. viewable on a website

o

Video “jingle” before a video for which users are waiting

o

V.O.D. (Video-On-Demand), a video player that is embedded on the website plays sponsored content

●

Pop-Ups:  Pop-Up advertisements are designed in such a way that when users go to either a certain domain or clicks on a particular link, one or more pop-up windows will appear and display advertisements.

●

Subscriptions:  For the more sophisticated websites, offering premium content that is available through a subscription is a method of generating revenue.  For the subscriptions to be attractive, the premium content needs to be publicized correctly and the free content should be enticing enough to attract users to see more.

●

Selling Services:  Selling services from your website is another way to generate revenue.  Services are chosen and developed based on a website’s focus.  Domain hosting, website creation etc. can be offered at a cost.

●

Online Games:  Another form of online advertising occurs through online games.  Typically, advertisements are posted on online games which have been designed to allow multiple users to participate in the game at any given time.

●

Ad Radio:  Playing local and/or international radio channels from the website while users are browsing the domain is another way to raise revenue.

Competitive Conditions

The Internet and Internet-related markets in Asia are relatively new and rapidly evolving. There are many companies in the domestic and international markets that distribute online content and value-added telecommunications services targeting Asian users. We now are facing more intense competition from both domestic and international competitors for providing content and services over the Internet, including brand advertising, content, community tools, search engines, web directories, wireless services and online games.  Currently in Hong Kong, the Company has two main competitors, http://www.uwants.com and http://www.discuss.com.hk.  The Company faces competition in greater China from Taiwan-based http://www.wretch.cc, mainland China-based http://www.51.com, and mainland China-based  http://www.chinaren.com.

In the Asian Internet market, competition is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market. Our competitors may have certain competitive advantages over us in terms of:

•	substantially greater financial and technical resources;

•	more extensive and well developed marketing and sales networks;

•	better access to original content and information;

•	greater global brand recognition among consumers; and

•	larger customer bases.

We compete with other websites in Hong Kong and China primarily on the following basis:

•	technological advancements;

•	attractiveness of products;

•	brand recognition;

•	volume of traffic and users;

•	quality of our Websites and content;

•	strategic relationships;

•	quality of our services;

•	effectiveness of sales and marketing efforts;

•	talented staff; and

•	price.

Our existing competitors may in the future achieve greater market acceptance and gain additional market share. It is also possible that new competitors may emerge and acquire significant market share. We believe the rapid increase in Asia’s online population will draw more attention from various multinational players to the Asian Internet market. We also compete for advertisers, advertising revenues and content with traditional forms of media, including, but not limited to newspapers, magazines, radio and television.

Globally, there are over 31 intra-social websites that are similar in content and design to the Company’s website; examples of which: include YouTube, Myspace, Wikipedia, HiS.com, Fotolog.com, Facebook, Friendster and Flickr.

Current Operations

Our Products & Services

Currently, the Company operates an internet website based in Hong Kong which is designed to connect people to their interests, communities and general information.  The website and the advertising space sold therein, comprises all of the products that the Company currently offers.

Products and Services for Businesses

Brand Advertising

In brand advertising, we enjoy a strong competitive position as one of the most heavily trafficked websites in Hong Kong. We provide brand advertising services on our website that allow companies to advertise and promote their products through our website. Our offerings enable advertisers to post their advertisements in different forms, including textual, rich media and graphic advertisements, and in different locations on our website. Our brand advertising products include, but are not limited to, banners, links, logos, buttons and stream advertisements placed on our website.

We charge advertisers daily or hourly rates for banners, links, logos, buttons and stream advertisements.  The rates that are charged vary depending upon the location and type of advertisement that our customers purchase.  We utilize contracts to establish the specific pricing structure for each advertiser.  Our standard advertising charges vary depending on the terms of the contract and the advertisement’s location within our website. Discounts from standard rates are typically provided for higher-volume, longer-term advertising contracts, and may be provided for promotional purposes.

We rely on both direct sales by our internal sales force and sales by advertising agents for advertising on our website. Our customers include multinational companies that have significant operations in Asian markets, as well as numerous Hong Kong based domestic companies, which are mainly large or medium size companies.

Products and Services for Users

The website provides over 30 major categories of information with 4,000 different types of newsgroups, covering a wide spectrum of topics, including gaming, sports, computers, cartoons, motor vehicles, telecom, cosmetics, jewelries, marriage and astrology. In addition to the website’s news group function, the Company has recently launched additional features including blogs and forums, both of which are discussed in detail below.  As an intra-social website the Newsgroup users are active in both providing and developing information and content with the website’s various categories, as well as participating in blogs and forums.

The Company’s website offers two distinct features that separate it from its competitors. First, the website’s technical platform enables its users to read and respond to postings in news group discussions on the website via Microsoft’s Outlook Express without physically logging into the Company’s website. Second, the website enables users to store their own personally selected postings on the website’s classified folder, thus saving time for readers when they want to review past postings. These two features, added to the wide array of available topics for discussion, help the website both retain users as well as attract new users.

Website Users

As of March 12, 2007, internet users based in Hong Kong accounted for 99% of the users of the Company’s website.  Seventy five percent (75%) of the Company’s users are under the age of 31.  Students are the number one user of the website, as compared to other professional categories.

Newsgroup has always maintained a strong presence among internet users in Hong Kong and until July 2006 was ranked as the most heavily trafficked website among traditional Chinese websites by Alexa.com.  Alexa.com, is a search engine which is owned by Amazon.com that ranks websites according to site traffic that Alexa collects through the Alexa toolbar.  Alexa creates website usage and date/trends based on three months of aggregated historical traffic data from its toolbar users.   Since that time period, Newsgroup’s global and local rankings have declined. As of March 12, 2007, according to Alexa.com, Newsgroup, with approximately 403,500 unique IP users, was the 252nd most trafficked website globally, and the 10th most heavily trafficked website in Hong Kong. Information regarding the Company’s internet traffic can be found at: http://www.alexa.com/data/details/traffic_details?q=&url=newsgroup.la.

Customers / Sources of Revenue

The Company’s primary customers are companies that seek to promote themselves through advertisements on our websites.  Our customers include multinational companies that have significant operations in Asian markets, as well as numerous Hong Kong based domestic companies, which are mainly large or medium size companies.  As of March 15, 2007 Newsgroup had a portfolio of thirty nine (39) different companies that advertise on Newsgroup’s website. Newsgroup currently engages the sales agency, CentreLinks Hong Kong Limited (“CentreLinks”) to assist Newsgroup with locating companies that are interested in advertising on the Company’s websites.  Through Centrelinks, Newsgroup has established consumer relationships with seventeen different companies who currently advertise on the Company’s website, examples of which include: BenQ, City University of Hong Kong, Converse, Mindshare, Hong Kong Jockey Club, and Sony.  Newsgroup’s largest advertising account is with Overture Yahoo.

Employees

The Company currently has eighteen (18) full-time employees, of which: three (3) work in the Company’s Administrative and Customer Service Department, two (2) work in the Company’s Strategic Research and Business Development Department; two (2) work in the Company’s Technical Support Department; and eleven (11) work in the Company’s Marketing and Website Monitoring Department.  To the best of its knowledge, the Company is compliant with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Marketing

The Company’s historical and current marketing efforts designed to generate revenue for the Company are detailed below:

Initial Marketing Efforts.  The founders of Newsgroup originally established the website as a hobby, not a business venture.  Because the website was initially created as a hobby, the founders were not interested in operating the website as a profitable business.  As a result, Newsgroup’s initial advertising and marketing efforts were conducted on a relatively small scale.  Accordingly, due to the initially limited advertising efforts, Newsgroup’s early revenues have been limited.

Recently Enhanced Marketing Efforts:  In 2006, the Company began an enhanced advertising campaign in an effort to increase revenue generated by the sale of advertising space on Newsgroup’s website.  Late in the second quarter of 2006, Newsgroup began to install the infrastructure necessary to create a marketing program designed to generate revenue through the sale of advertising and promotional services on its website.

Current Marketing Strategy.  The Company’s current marketing strategy for the promotion of the advertising space available on its website is to quickly upgrade the Company’s current sales force by building a team of professionals who have a strong background in advertising and sales. The marketing and sales team will actively pursue both advertisers and media buying agencies in an effort to increase the Company’s revenue generated by the sale of advertising space on its website.  Additionally, the Company intends on utilizing search engines such as Google and Yahoo to advertise its own website and thereby appear as a priority in internet searches, in the hopes that this will lead to greater exposure and increased traffic flow.

Intellectual Property and Proprietary Rights

Currently, the Company does not have any trademarks or patents.  As the Company develops specific intellectual property, the Company intends on taking the necessary steps to protect its intellectual property.

Many parties are actively developing chat, homepage, search and related Web technologies. We expect these parties to continue to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and cover significant parts of our technology, business methods or services. We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims, from time to time, relating to the intellectual property of others in the ordinary course of our business.

We also intend to continue licensing technology from third parties. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our services. Our inability to obtain any of these licenses could delay product and service development until alternative technologies can be identified, licensed and integrated.

 Chinese Government Regulations

The Chinese government heavily regulates its Internet sector, including the legality of foreign investment in the Chinese Internet sector, the existence and enforcement of content restrictions on the Internet and the licensing and permit requirements for companies in the Internet industry. Because these laws, regulations and legal requirements with regard to the Internet are relatively new and evolving, their interpretation and enforcement involve significant uncertainty. In addition, the Chinese legal system is a civil law system in which decided legal cases may be cited for reference but have little precedential value. As a result, in many cases it is difficult to determine what actions or omissions may result in liability. In addition, uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices, give rise to the risk that permits and licenses may be subject to challenge, which may be disruptive to our China business when established, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us. The numerous and often vague restrictions on acceptable content in China will subject us when we expand into China to potential civil and criminal liability, temporary blockage of websites or complete cessation.  For example, the State Secrecy Bureau, which is directly responsible for the protection of state secrets of all Chinese government and Chinese Communist Party organizations, is authorized to block any website it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the distribution of online information. Because the definition and interpretation of prohibited content are in many cases vague and subjective, it is not always possible to determine or predict what and how content might be prohibited under existing restrictions or restrictions that might be imposed in the future.

Technology Infrastructure

The Company operates six (6) data servers located at Net Data Centre World Place, Hong Kong.  The technical specification of the Company’s servers are as follows: Intel Core Duo Processor 3.0 GHZ with 1 GB RAM and Windows server 2003 Enterprise Edition x86 or x64.  We anticipate that we will need to add five (5) more servers to meet the needs generated by the anticipated increase in the number of users utilizing the website’s new forum and blog features.  See “Plan of Operation” below.

Reports to Security Holders.

We are required to file reports with the SEC under section 13(a) of the Securities Act.  The reports will be filed electronically. The reports we are required to file are Forms 10-KSB, 10-QSB, and 8-K.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC Internet site is http://www.sec.gov.

Risk Factors

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Company

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects.

We have very limited operating history to use to evaluate our business and its future prospects. As we are still in an early development stage, there can be no assurance that we will achieve or sustain profitability on an annual or quarterly basis. Prospective operating results depend on various factors such as the quality of our services, our success in attracting and retaining qualified employees, our ability to gain competitive advantage to compete with other competitors, and the success in building a good reputation and attracting new clients continuously.

We have limited funds available for operating expenses.  If we do not obtain funds when needed, we will have to cease our operations.

We have limited operating capital currently. In the foreseeable future, we expect to incur significant expenses when developing our business. During the next 12 months, we plan to raise additional capital through sales of unregistered common stock as necessary.  There is no assurance that any such sale will occur.  There is the possibility that we will run out of cash, and this may affect our operations and thus our profitability.  If we cannot obtain funds when needed, we may have to cease our operations.

We depend on attracting and retaining qualified employees, the failure of which could result in a material decline in our revenues.

The Company is a provider of internet services. Our revenues and future growth depend on our ability to attract and retain qualified employees.  We may face difficulties in recruiting and retaining sufficient numbers of qualified employees because the market may not have enough personnel of such kind. In addition, we need to compete with other companies for qualified employees. If we are unable to retain such employees, we could face a material decline in our revenue.

Risks Relating to Our Business

The Company will be adversely affected if the internet does not become a viable and substantial commercial medium.

The Company’s future success depends heavily on the acceptance and wide use of the Internet. If the Internet does not continue to grow or grows slower than expected, demand for the Company’s products and services may fail to develop. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of e-commerce, or increased government regulation or taxation, could cause the Internet to lose its viability as a commercial medium.

Future regulations could be enacted that either directly restrict or indirectly impact the Company’s products and services.

As commercial use of the Internet increases, federal, state and foreign agencies could adopt regulations covering issues such as user privacy, content and taxation of products and services.  If enacted, government regulations could limit the market for the Company’s products and services.

Future success will depend on the Company’s ability to enhance its existing products and services and to develop and introduce new products and services.

The Company’s future success will depend in large part on its ability to enhance and broaden its products to meet the evolving needs of the Internet and wireless markets. The Company’s markets are characterized by rapidly changing technologies, frequent new product and service introductions, and evolving industry standards. To achieve the Company’s goals, it will need to respond effectively to technological changes and new industry standards and developments. In addition, the Company’s product enhancements must meet the requirements of current and prospective customers and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products, services or information technology infrastructure to adapt to these changes, standards and developments.

As the Company expands its international operations, it will be exposed to additional new business risks.

The Company intends to develop its international operations. This expansion will require additional resources and management attention and will subject the Company to new regulatory, economic and political risks. Given the Company’s limited experience in international markets, it cannot be sure that its international expansion will be successful. In addition, the Company will face new risks in doing business internationally. These risks could reduce demand for its products and services, lower the prices at which it can sell its products and services, or otherwise have an adverse effect on its operating results. Among the risks the Company believes most likely to affect it are:

•

Longer payment cycles and problems in collecting accounts receivable;

•

Adverse changes in trade and tax regulations;

•

The absence or significant lack of legal protection for intellectual property rights;

•

The adoption of data privacy laws or regulations;

•

Political and economic instability; and

•

Currency risks.

The Company faces significant business competition.

The market for Internet advertising and marketing services remains very competitive. Management believes its ability to compete depends on many factors including the following:

•

The Company’s ability to adapt and scale its existing technology, and develop and bring to market new technologies, as customer needs evolve;

•

The timing and acceptance of new products and services and enhancements to existing products and services developed either by the Company or acquired;

•

The performance, functionality, price and reliability of its products and services;

•

The Company’s global sales and marketing efforts;

•

The Company’s customer service and support efforts; and

•

The relative impact of general economic and industry conditions on either the Company or its competitors.

Other competitive factors include the Company’s competitors’ reputation, financial resources, knowledge of the advertising market, corporate governance and financial controls, geographical coverage, customer relationships, technological capability and quality and breadth of services.

Claims by other companies that the Company’s technology infringes on their proprietary technology could force the Company to redesign its products or otherwise hurt its financial condition.

If the Company were to discover that any of its products violated third-party proprietary rights, there can be no assurance that the Company would be able to reengineer the product or to obtain a license on commercially reasonable terms, if at all, to continue offering the product without substantial reengineering. However, the Company does not and has not conducted comprehensive patent searches on all technology components to determine whether the technologies used in its products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly developing technology environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Any claim of infringement could cause the Company to incur substantial costs defending against the claim, even if the claim is invalid, and could distract management from its business. Furthermore, a party making such a claim could secure a judgment that requires the Company to pay substantial damages. A judgment could also include an injunction or other court order that could prevent the Company from selling its products or cause its customers to stop using the Company’s products.

The Company could be adversely affected if its products contain errors.

Products as complex as the Company’s may contain undetected errors or “bugs” that result in product failures. The occurrence of errors could result in loss of or delay in revenues, loss of market share, diversion of product development resources, injury to the Company’s reputation or damage to its efforts to build brand awareness, any of which could have a material adverse effect on its business,operating results and financial condition.

The Microsoft Outlook feature associated with the Company’s website creates a problem with under-reporting of the Company’s website users.

The Outlook feature, while advantageous from a users’ prospective is a major drawback for the Company.  As a result of the Outlook feature, the Company’s internet traffic statistics are under-reported as the Outlook users are not accounted for in the Company’s figures regarding the number of its website users. The under-estimation of traffic statistics will further lead to the reduction in advertising revenues since front end traffic is a key indicator that advertisers rely upon when determining whether or not to advertise on the website.

There are significant risks inherent in rapid growth and attempting to obtain financing.

The strategy of the Company envisions rapid growth through initially reinvesting substantially all earnings into growing operations. Growth will place a significant strain on the Company’s management, operational, and financial resources. To manage its growth effectively, the Company must continuously improve its operational and financial systems. Additionally, existing financial resources may not be adequate together with earnings to support that growth and the Company may be required to seek additional financing in the form of debt or additional equity. If growth is not effectively managed and the quality of service or support is not maintained at acceptable levels or if adequate additional financing cannot be obtained on reasonable terms, the business will be negatively impacted. Growth, as planned, will require: (i) the retention and training of new personnel; (ii) the development and introduction of new products; and (iii) the control of the Company’s expenses related to the expansion. The failure by the Company to satisfy these requirements, or otherwise to manage its growth effectively, would have a material adverse effect on the Company and the value of the Units.

Changes in political and legal conditions in Hong Kong could harm our business operations

The Company’s business operations are based in Hong Kong.  Any changes in political and legal conditions in both regions may influence our operations and financial conditions. We do not expect that Hong Kong’s own legislature, legal and judicial system and economic autonomy will change until the year 2047. However, any changes in political, legal or other conditions in Hong Kong altering this autonomy could have an adverse effect on our business operations and revenue.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States.     As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

Risks Relating to Share Exchange

Following the Share Exchange, the Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

The Company’s directors and executive officers collectively as a group beneficially own, in the aggregate, approximately 49% of the Company’s outstanding common stock.  The interests of the Company’s management may differ from the interests of other stockholders.  As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•

Electing or defeating the election of directors;

•

Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

•

Effecting or preventing a merger, sale of assets or other corporate transaction; and

•

Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2006 and beyond and to make certain activities more time consuming and costly.  As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Because Newsgroup became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with Newsgroup’s becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Risks Relating to Our Common Stock

Resale of our common stock may be difficult because there is not a trading market for our Shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

There is not currently a trading market for shares of our common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

Technological innovations or new products and services by the Company or its competitors;

•

Additions or departures of key personnel;

•

Limited “public float” following the Share Exchange, in the hands of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•

Sales of the common stock;

•

The Company’s ability to execute its business plans;

•

Operating results that fall below expectations;

•

Loss of any strategic relationship;

•

Industry developments;

•

Economic and other external factors; and

•

Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

The Company’s common stock may be deemed a “penny stock,” which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act.  The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities.  If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, including shares issued upon the effectiveness of the registration statement the Company is required to file, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.  Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Delaware law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Certificate of Incorporation and Delaware law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation contains provisions that limit or eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders for breach of fiduciary duty.  In addition, the Company’s bylaws provide for indemnification of its directors and officers to the full extent provided by Delaware law.  The foregoing limitation of liability and indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to Newsgroup, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements.  Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.  The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The Registrant was incorporated under the laws of the State of Delaware on September 14, 2004, under the name of Golden Media, Inc, as a "blind pool" or "blank check" company, whose business plan was to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.  In July 2005, the Registrant changed its name to Tagalder Global Investment, Inc.   On August 27, 2007, the Registrant acquired Canpera and its wholly owned subsidiary, Newsgroup, pursuant to the terms of the Amended Exchange Agreement. Canpera was incorporated in the British Virgin Islands on July 5, 2006 as a holding company to hold the stock of Newsgroup. As such, Canpera does not conduct any operations of its own, but rather conducts its  business operations through Newsgroup, a Hong Kong company that was incorporated on March 8, 2003.  This business combination transaction between the Registrant and Canpera was accounted for as a Purchase Transaction with the Registrant being deemed to be the accounting acquirer, as well as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of the Registrant. The basis of the assets, liabilities and retained earnings of Registrant, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of this transaction, the Registrant became a website owner and operator.

Canpera was incorporated in the British Virgin Islands on July 5, 2006 for the sole purpose of holding a 100% interest in Newsgroup. As such, Canpera does not conduct any substantive operations of its own, but rather conducts its primary business operations through Newsgroup.  The financial information set forth below includes: i) pro-forma consolidated financial information for Tagalder and Newsgroup based upon Tagalder’s fiscal year end for the year ended September 31, 2006 and the period ended June 30, 2007; and ii) financial information for Newsgroup based upon its fiscal year end for the years ended March 31, 2007 and March 31, 2006, and for the three months ended June 30, 2007 and June 30, 2006.

Plan Of Operation

During the next twelve months, the Company plans to grow by expanding its website’s presence on the internet which is expected to, in turn, increase both the number of users that utilize the Company’s website and number of customers that pay to advertise on the Company’s website. In its effort to increase the amount of visitors to the Company’s website, the Company intends to both implement new website features, and increase the website’s geographical areas of focus.  In addition, the Company will translate the Newsgroup site into simplified Chinese for the mainland China market and into English to broaden the user base and increase the advertising potential.  The following discussion identifies the additional features that the Company plans on introducing, as well as identifying the geographical areas in which the Company will attempt to increase its internet presence.

Additional Website Features

•

Blogs and Forums: In early March 2007, Newsgroup introduced forums (forum.newsgroup.la) and blogs (blog.newsgroup.la) as features of its website. The Company anticipates that these functions are likely to increase the number of users of the Company’s website. Initially, Newsgroup introduced its forum and blog function to 3,000 webmasters (a webmaster is the one who monitors a specific discussion topic). Newsgroup has not actively introduced its forum and blog function to other users for the fear that the limited number of servers which the Company currently has will be unable to handle the information from a larger user base.  Newsgroup anticipates that it will need to add 5 more servers to meet the needs generated by the anticipated increase in the number of users utilizing the websites new forum and blog features. It will also start an advertising campaign to aggressively promote these two new functions.

•

Betting/Gaming and Auctions: Newsgroup has completed construction of a betting and gaming platform, (www.bet.com.hk) slated to be implemented on its website once the Company raises additional financing. Newsgroup has designed the betting and gaming feature of its website in the form of trivia competitions for selected Football Games and Horse Racing Events.  The Company elected to base its betting and gaming feature on Football and Horse Racing Events due to the perception that these activities are actively followed by a majority of the population in Hong Kong.  The Company believes that it will be one of, if not the first in Hong Kong, to launch this type of betting and gaming platform on an intra-social website. Newsgroup expects that the response to this function will be positive and this in-turn will increase traffic on the Company’s website.

•

Video Clips: Newsgroup will host video clips such as upcoming movie trailers, music videos, public service announcements, and video advertisements which are both focused on and relevant to the websites users’ interests.

•

Promotions: The Company will have promotional offerings in the form of coupons and prizes on its website which will be intended to increase the website’s traffic.

•

Exhibitable User Profiles: As the number of visitors to the website increases, the Company anticipates creating a feature that will provide users with the option of creating user profiles that are viewable on the main domain. The Company anticipates that this feature will help establish communities with the website’s users by allowing users to interact with individuals with similar interests and hobbies and therefore, increase the intra-social foundation of the website.

•

Customizable Content: The Company anticipates creating a feature that provides the websites users with the ability to create their own content. Specifically, the Company will provide users with the option of writing their own movie reviews, music critiques, video game guides, etc.  The Company believes that giving users more control and options is an integral component of a formula for success on the Internet.

•

Games: The Company will introduce a gaming function within its website, whereby it will provide the website’s visitors with the chance to play online games varying in complexity. The games will be of a variety of genres with a focus on the need to play with other Newsgroup users. Statistics will be recorded and displayed in a “hall of fame” within the website.

•

Video Sharing: The Company intends on allowing users to upload videos to the website and thereby hopes to increase user participation.

•

Video-On-Demand(V.O.D.): The Company will introduce free and premium V.O.D. content such as the Hong Kong Jockey Club’s latest information.

Geographic Expansion and Potential Alliance Partnerships in Greater China

In addition to implementing the foregoing features on its website, the Company has actively been pursuing strategic geographical expansion of its Internet presence by establishing relationships with other websites, examples of which include:

•

tw.newsgroupla (Taiwan): Taiwan currently has approximately 14 million Internet users. In Taiwan, Newsgroup seeks to partner with 1-Apple, the Internet arm of Apply Daily and the top publication with 28% market share and a circulation of approximately 400,000.  The Company will promote 1-Apple through its website in Hong Kong in exchange for 1-Apple helping to promote Newsgroup in Taiwan — each capitalizing on the market strength of the other.

•

www.cn.newsgroup.la (Mainland China): Mainland China has approximately 132 million Internet users. The Company needs to acquire an Internet Content Provider (ICP) license in order to operate in China. The Company will apply for an ICP License to operate in China in the beginning of the 3rd quarter of 2007. Once the Company has acquired its ICP License, the Company will focus on establishing strategic alliances with various companies in China to promote the Company’s website.  In pursuing strategic alliances, the Company will focus on the following criteria when determining whether to establish a relationship with another company:

o

TCP license holding

o

Existence of a sizeable user base or members

o

Complementary product offering

o

Congruent market fit

There exists in China a wealth of potential candidates for alliance partnerships in traditional and new media alike.  Some media operators aspire to move toward or to develop online extensions.  Others have Internet operations of varying degrees of success.  For both, Newsgroup can quickly extend their reach and market scope to Hong Kong and subsequently to Taiwan and Singapore.

      Strategic alliances can be established from the pool of current media operators:

•

Newspaper.  Newspapers still enjoy some growth in China.  But as the worldwide trend indicates, electronic media will advance at the expense of print and China is likely to be no exception.  Print aligned with online will become the wave of the future.

•

Magazine.  With the rapid rise of living standards, lifestyle and special interest magazines proliferated in China.  Magazines that share similar readership interest of intra-socialization can enrich their audience by partnering with Newsgroup.  Additional advertising revenue will be realized through this print/online alliance.

In addition to strategic alliances, co-promotional alliances can be drawn from the preceding categories.  The nature of cooperation can be on a campaign-to-campaign or long-term basis and draw from a broad range of media operators, advertisers, organizations, institutions and the like.

Results of Operations

               Our financial statements are stated in US Dollars and are prepared in accordance with generally accepted accounting principals of the United States (“GAAP”).

Results of Operations of Newsgroup for Year Ended March 31, 2007 Compared to the Year Ended March 31, 2006.

Revenues. During the year ended March 31, 2007, Newsgroup had revenues of $206,859 as compared to revenues of $51,347 during the year ended March 31, 2006. This increase is attributable to increased advertising revenue.  Management believes that its sales will increase significantly because of efforts to attract advertisers to the web site through increased features and geographical expansion, particularly in China.

Costs of Revenue. Cost of Revenue for the year ended March 31, 2007 was $99,053, as compared to $41,793 for the year ended March 31, 2006.  This increase was primarily attributable to a higher level of business activity.

General and Administrative Expenses. General and administrative expenses totaled $64,066 for the year ended March 31, 2007, as compared to $ 43,356 for the year ended March 31, 2006.  This increase was primarily attributable to a higher level of business activity.

Net Income. The Company had a net income of $30,067 for the year ended March 31, 2007 as compared to net loss of $1,663 for the year ended March 31, 2006. The increase in net income is attributable to higher revenue.

Results of Operations of Newsgroup for Three-Month Period Ended June 30, 2007 Compared to the Three-Month Period Ended June 30, 2006.

Revenues. During the period ended June 30, 2007, Newsgroup had revenues of $49,186 as compared to revenues of $58,951 during the period ended June 30, 2006. This decrease was attributable to decreased revenue from advertisers.

Costs of Revenue. Cost of Revenue for the period ended June 30, 2007 was $19,773, as compared to $45,455 for the period ended June 30, 2006.  This decrease was primarily attributable to a reduction in marketing activities during the quarter.

General and Administrative Expenses. General and administrative expenses totaled $39,692 for the period ended June 30, 2007, as compared to $19,109 for the period ended June 30, 2006.  This increase was primarily attributable to an increase in the number of employees.

Net Income. The Company had a net loss of $9,960 for the period ended June 30, 2007 as compared to a net loss of $5,662 for the period ended June 30, 2006. The decrease in net loss was attributable to an increase in expenses and lower revenues.

Liquidity and Capital Resources

As of June 30, 2007 and March 31, 2007, Newsgroup had cash and cash equivalents of $1,417 and $14,325, respectively. Newsgroup has historically met its liquidity requirements from a variety of sources, including internally generated cash and short-term borrowings from both related parties and financial institutions.

Off Balance Sheet Arrangements

As of August 27, 2007, the Company does not have any off balance sheet arrangements.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition presented in this section are based upon the consolidated financial statements of Tagalder and Newsgroup, which have been prepared in accordance with the generally accepted accounting principles in the United States.  During the preparation of the financial statements the Company is required to make estimates and judgment that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, the Company evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. The Company bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions.  Actual results may differ from these estimates under different assumptions or conditions.

(a) Economic and Political Risk

The Company’s major operations are conducted in Hong Kong Special Administrative Region (“Hong Kong”), People’s Republic of China (“PRC”). Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in Hong Kong are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company maintains bank accounts in Hong Kong only.

(c)

Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Group has recorded no allowance for doubtful accounts both at March 31, 2007 and March 31, 2006.

(d)

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(e)

Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Office equipment

5 years

The depreciation expense for the year ended March 31, 2007 and March 31, 2006 amounted to $2,658 and $1,188 respectively.

(f)

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended March 31, 2007 and 2006.

(g) Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of Hong Kong, the corporation income tax rate applicable is 17.5%.  At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC. The Company's income tax expense for year ended March 31, 2007 is $4,668 and zero for the year ended March 31, 2006.

(h) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

(i)

Revenue Recognition

Revenue represents the invoiced value of service rendered recognized upon the rendering of services to customers. Revenue is recognized when all of the following criteria are met:

a)

Persuasive evidence of an arrangement exists,

b)

Services have been rendered,

c)

The seller's price to the buyer is fixed or determinable, and

d)

Collectibility is reasonably assured.

(j)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(k)

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(o) Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars. The functional currencies of the Company are Hong Kong Dollar (HK$). Capital accounts of the financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	2007	2006

Year end HK$: US$ exchange rate	7.81	7.76
Average yearly HK$: US$ exchange rate	7.78	7.77

(q) Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

DESCRIPTION OF PROPERTY

Property & Facilities

The Company’s headquarters are currently located in approximately 3,000 square feet space located at 8F, No. 211 Johnston Road, Wanchai, Hong Kong, which the Company leases. We anticipate that these facilities will be sufficient for our needs for the next twelve months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 27, 2007, the ownership of each executive officer and director of the Company, of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

Common	N Group Holdings, Inc. 8F No. 211 Johnston Road, Wanchai, Hong Kong	1,750,000	20%
Common	Richard Racioppi, Director Room A, 2F Central Mansion Jaffee Road, Hong Kong	1,487,500	17%
Common	Richard Hsiung, Director 20-F 161 Sun The Rd Taipei, Taiwan	1,312,500	15%
Common	TG Private Equity 8F No. 211 Johnston Road, Wanchai, Hong Kong	950,000	11%
Common	VR66 LLC 30 East Adams Street Suite 94, Chicago, IL 60603	700,000	8%
Common	Hugh McClung, Chief Executive Officer Room C, 2F Central Mansion Jaffee Road, Hong Kong	525,000	6%

Common	Gregg Berger, Director 765 Midland Ave Yonkers, NY 10704	525,000	6%
Common	Adam Khemiri Room B, 2F Central Mansion Jaffee Road Hong Kong	437,500	5%
Common	Randy Larsen, Director Flat E27 Blk 1 La Costa No. 8 Po Tai Street Shatin N.T. Hong Kong	350,000	4%
Common	Kenneth Holmes 6734 Tao Ct. Lisle, Il 60532	87,500	1%
Common	Chun Ka Tsun, Director 8F No. 211 Johnston Road, Wanchai, Hong Kong	15,000.02%
	All Officers and Directors as a Group (6 in number)	4,302,500	49%

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The respective positions and ages of our directors and executive officers and the year in which each director was first elected are shown in the following table. Each director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. There are no agreements or understandings for any officer or director to resign at the request of another person, and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director/ Executive Officer Since

Peter Chun	32	Director, Chief Financial Officer	9/2005
Hugh McClung	66	Director, Chief Executive Officer	6/2007
Richard Hsiung	59	Director	6/2007
Richard Racioppi	45	Director	6/2007
Randy Larsen	47	Director	6/2007
Kenneth Holmes	54	Director	6/2007
Gregg Berger	43	Director	6/2007

Peter Chun.  Peter Chun has been the Chairman of the Board of Directors and Chief Financial Officer of the Company since September 2005.  Mr. Chun’s primary responsibility is supervising the Board of Directors and acting as the Chief Financial Officer of the Company.  Mr. Chun has over 10 years of business development experience in startup ventures. He also has expertise in assisting Chinese and other Asian companies that have a desire to go public in the United States’ equity markets in a diverse range of industries. Mr. Chun is also the CEO of NT Holdings Corp., a public company traded on the OTCBB (NTHH.OB) in the United States

Hugh McClung. Hugh McClung has been the Chief Executive Officer (“CEO”) and a Director of Tagalder since June 2007.  Mr. McClung’s responsibilities are focused on the general management of the Company. Mr. McClung is a senior business executive with over 25 years of experience in venture management, startup management, acquisitions and strategic alliances.  Prior to beginning his position as the CEO and a director for Tagalder, from 2002 to 2007, Mr. McClung served as Vice Chairman of the Verlarde Group Inc located in the Philippines. As Vice Chairman of the Velarde Group, Mr. McClung was responsible for strategic planning and financing. From 2000 to 2002, Mr. McClung served as Chairman and CEO of China Broadband Network, a broadband service provider located in China.  From 1991 to 2000, He was founder and Vice Chairman of International Wireless Communication, which was involved in the acquisition of and investment in wireless properties in emerging countries.

Richard Hsiung.  Richard Hsiung is the Vice Chairman of the Board of the Company. Mr. Hsiung’s responsibilities include advising on Greater China business development through his contacts within advertising and media areas.  Prior to his involvement with the Company, Mr. Hsiung was a co-founder of WellsLife, Ltd., an integrated biotech product development and marketing company. Prior to that, he was an advisor for Red Moon Capitals, an advisory and consulting firm. From 1989 to 2002, Mr. Hsiung served with Dentsu, Young & Rubicam (“DYR”), as Chairman for Greater China and as a member of its board of directors; DYR was the first multinational advertising agency in China, with offices in Taipei in 1988, Shanghai in 1989, and Ouangzhou in 1990.  Mr. Hsiung was also a Vice President, Creative Director, and a member of the Executive Committee for Young & Rubicam, New York, Special Markets Division, CYB Group.

Richard Racioppi. Richard Racioppi has been a director of the Company since June 2007.  Mr. Racioppi’s responsibilities involve the development of broker dealer networks in the United States.  Prior to his involvement with the Company, Mr. Racioppi worked as a consultant for Cyber Dynamics Asia Pacific from 2004 to 2006.

Gregg Berger.  Gregg Berger has been a director of the Company since June 2007.  Mr. Berger’s responsibilities include planning of the financial strategy of the Company.  In addition to serving on the Board of Directors of Tagalder, Mr. Berger currently works as a member of the Senior Management at Capital Growth Financial Inc. Mr. Berger has worked at Capital Growth Financial Inc. since 2006.  As a Senior Vice President at Capital Growth Financial, he contributes to the firm’s institutional banking business as well as their retail brokerage.

Randy Larsen.  Randy Larsen has been a director of the Company since June 2007.  Mr. Larsen’s responsibilities include Creative and Marketing Development.  In addition to serving on the Board of Directors of Tagalder, Mr. Larsen currently works as the Head of Creative at the Hong Kong Trade and Development Council, located in Hong Kong; he has worked at the Hong Kong Trade and Development Council since October 1, 2006.  As Head of Creative, Mr. Larsen is responsible for World Wide Creative Development.  Prior to becoming involved with the Hong Kong Trade and Development Council, from March 1, of 2004 until October 1, 2006, Mr. Larsen worked as a Creative Director for PICO, a Brand Development and PR corporate live event marketing company, located in Tai PO Market NT, Hong Kong.  Prior to becoming involved with the PICO, Mr. Larsen worked for Dentsu, Young & Rubicam (“DYR”) Asia as VP Executive Creative Director from March 1, 1990 until March 15, 2000. Prior to joining DYR, Mr. Larsen worked at Henery J. Kaufman/McCann as Creative Director from 1987 until March 1990, where he was the head of all creative projects for the company.

Kenneth J. Holmes.  Mr. Holmes has been a director of the Company since June 2007. Mr. Holmes responsibilities include advising the Company on all matters relating to technological development. Mr. Holmes has over twenty years of experience in Senior Management positions in new product introductions, startup technologies, and overall growth strategies in telecommunications, consumer products, the wireless industry, home computers, and the Internet. Prior to joining Tagalder, Mr. Holmes served as the president of both Look Ski and Cycling Inc. and of CarTel Cellular, the second largest chain of wireless stores in the United States. Prior to those positions, Mr. Holmes served as the vice president of Cox Communications/SPRINT PCS, FTC Telehome (an international internet firm), Telehub Network Systems, Inc., Cobra Electronics, Inc. and Rabbit Systems Inc.

Significant Employees

Joe Lau.  Joe Lau serves as a director on the Board of Directors of Newsgroup.  Mr. Lau’s responsibilities include supervising website development of Newsgroup’s website. Mr. Lau co-founded and was a director of Newsgroup.com.hk Limited, Mr. Lau is now responsible for the system administration, implementation & technical oversight of the Company’s website. Mr. Lau has over 15 years of information technology (IT) experience specializing in Windows TTS Server, Apache Web Server, NNTP Server Email Server and Network operations.

Mo Kan Yuen.  Mo Kan Yuen serves as a director on the Board of Directors of Newsgroup.  Mr. Yuen was a co-founder and director of Newsgroup.com.hk Limited. Mr. Yuen’s responsibilities include web site development, programming, web design, creation of new functions and new business planning. He has over 8 years experience on web site development and is fluent in Windows TTS Server, Apache Web Server, NNTP Server, Email Server, MSSQL, MySQL as well as C++, VB, ASP, and PHP.

Adam Khemiri.  Adam Khemiri is the Chief Technical Officer of the Company.  Mr. Khemiri graduated with honors from the University of Coventry with a Bachelor of Arts in Communication, Authoring and Design. Mr. Khemiri spent a number of years in a variety of sales and marketing roles including his roles in the UK-based insurance giant Esure. Mr. Khemiri has a wealth of knowledge in the IT industry, including computer hardware and software, websites, and electronics. Mr. Khemiri’s primary roles are to represent The Scene on behalf of TOT and to create and oversee strategies to develop new content for the Newsgroup domain.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no legal proceedings involving either our directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer , chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2006.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Hugh McClung, Chief Executive Officer	2007 2006 2005 2004	$64,000 $ - $ - $ -	$ - $ - $ - $ -	$ - $ - $ - $ -	$ - $ - $ - $ -	- - - -	$ - $ - $ - $ -	$ - $ - $ - $ -

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal year ended September 30, 2006.

Employment Agreements

The Company does not have any employment agreements with its executive officer and directors.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance to protect or limit directors and officers against liability.   However , the Company is in the process of acquiring such insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Transactions

There are no related party transactions.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.

is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Hugh McClung is not an independent director under these rules as he is also employed by the Company as its CEO.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 80,000,000 shares of common stock, par value $.001. As of August 27, 2007, there were 8,750,000 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

MARKET PRICE AND DIVIDENDS ON COMMON STOCK

Trading Information

The Company’s common stock is currently not approved for trading on any national stock exchange or over Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers.

Dividends

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders.

LEGAL PROCEEDINGS

The Company does not know of any material, active or pending legal proceedings against them; nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-B.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

See Item 2.01 above relating to the Share Exchange with Canpera. As a result of the Share Exchange, the Registrant ceased to be a shell company.

The Registrant was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Share Exchange with Canpera as described in Item 2.01. As a result of the Share Exchange, the Registrant has acquired a subsidiary that possesses an operating business. Consequently, the Registrant believes that the Share Exchange has caused it to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated hereunder by this reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

 In accordance with Item 9.01(a), Newgroup’s audited financial statements for the fiscal years ended March 31, 2007 and 2006 and Newsgroup’s unaudited financial statements for the three-month interim period ended June 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the pro forma financial statements as of the fiscal year ended September 30, 2006 and as of the period ended June 30, 2007 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.4

Share Exchange Agreement dated July 2, 2007, by and between Tagalder Global Investments, Inc., Canpera, Inc., Ltd., and the shareholders of Canpera, Inc., (incorporated by reference from Exhibit 2.4 on Form 8-K filed on July 6, 2007).

2.5

Amended Share Exchange Agreement dated July 26, 2007, by and between Tagalder Global Investments, Inc., Canpera, Inc., Ltd., and the shareholders of Canpera, Inc., (incorporated by reference from Exhibit 2.5 on Form 8-K filed on July 27, 2007).

3.1	Articles of Incorporation of Golden Media, Inc. (incorporated by reference from Exhibit 3.1 of Golden Media’s Registration Statement on Form 10SB filed November 23, 2004).
3.2	Bylaws of Golden Media, Inc. (incorporated by reference from Exhibit 3.1 of Golden Media’s Registration Statement on Form 10SB filed November 23, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Tagalder Global Investment, Inc. (Registrant)

Date: August 28, 2007	/s/ Hugh McClung Chief Executive Officer